Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-51434) pertaining to the Investment Plan of Fox Entertainment Group, Inc. of our report dated June 25, 2010, with respect to the financial statements and schedule of the Fox Entertainment Group, Inc. Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Los Angeles, California

June 25, 2010